Exhibit 16.1


                        [BERKOVITS, LAGO & COMPANY, LLP]



January 24, 2005


Securities and Exchange Commission
450 Fifth Street, NW
Washington, D.C.  20549


Gentlemen:

We have read Item 4.01 of Form 8-K dated January 24, 2005 of Solitron Devices, Inc. and are in agreement with the statements contained therein except as follows:

      (1) We have no basis to agree or disagree with the statement of the Registrant contained in Item 4.01 (b).


Sincerely,


/s/ Berkovits, Lago & Company, LLP